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                                                                   EXHIBIT 99.1



February 1, 1999

Mr. E.J. Elliott
Chairman and Chief Executive Officer
Gencor Industries, Inc.
5201 N. Orange Blossom Trail
Orlando, Florida 32810

Dear Mr. Elliott:

Under date of November 3, 1998, Deloitte & Touche LLP reported on the consolidated financial statements of Gencor Industries, Inc. (the "Company") as of and for the year ended September 30, 1998. Subsequent to the date of our report, information has come to our attention which, had it been known to us at the date thereof, would have affected our report.

Accordingly, we hereby notify you that our report dated November 3, 1998, should no longer be relied upon or associated with the Company's consolidated financial statements as of and for the year ended September 30, 1998.

We request that you immediately notify all entities and individuals whom you know to be currently relying upon, or who are likely to rely upon, the Company's consolidated financial statements and our report thereon, that our report must no longer be relied upon or associated with the Company's consolidated financial statements as of and for the year ended September 30, 1998.

Yours truly,


/s/ Deloitte & Touche LLP
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    Deloitte & Touche LLP